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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2005

Mac-Gray Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-13495 (Commission File Number)	04-3361982 (IRS Employer Identification No.)
22 Water Street Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)

(617) 492-4040
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On July 22, 2005, Mac-Gray Corporation, a Delaware corporation, through its wholly-owned subsidiary, Mac-Gray Services, Inc. ("Mac-Gray" or the "Company"), entered into a Lease Agreement (the "Agreement") with 404 Wyman LLC, a Massachusetts corporation ("Wyman"), pursuant to which Mac-Gray will lease approximately 31,930 square feet of office space, to be the location of the Company's corporate headquarters, for a lease term of ten years, unless sooner terminated or extended in accordance with the terms of the lease, commencing on October 1, 2005. Mac-Gray has the option to extend the term of the Agreement for two additional five-year terms.

        Under the Agreement, Mac-Gray will pay $78,496 per month during the initial four years of the Agreement. In year five, the Company will pay no fixed rent for the first three months and $78,496 per month for the remaining nine months. After year five, the fixed monthly rent will increase to $86,477 per month for the remaining term of the Agreement. In addition, the Company will pay its monthly pro rata share of taxes, insurance and maintenance costs over the term of the Agreement. The Company shall receive an improvement and design allowance of approximately $1.3 million. The Agreement contains customary provisions with respect to the leasing of commercial real estate and additionally provides that Mac-Gray has a right of first refusal to lease certain additional space contiguous to the leased premises.

        There is no material relationship between the Company and the lessor, other than in connection with the lease.

        The foregoing brief summary of the Agreement entered into by the Company is not intended to be complete and is qualified in its entirety by reference to the Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
99.1	Office Lease By and Between Mac-Gray Services, Inc. and 404 Wyman LLC dated as of July 22, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAC-GRAY CORPORATION
Date: July 27, 2005	By:	/s/ MICHAEL J. SHEA Name: Michael J. Shea Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Office Lease By and Between Mac-Gray Services, Inc. and 404 Wyman LLC dated as of July 22, 2005

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX